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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-72184 of CBOT Holdings, Inc. on Form S-4, of our report dated February 14, 2001 (March 2, 2001 as to Note 13) relating to the consolidated financial statements of the Board of Trade of the City of Chicago, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
November 21, 2001